Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 2006, relating to the financial statements and financial statement schedule of Satyam Computer Services Limited, included in its Annual Report on Form 20-F for fiscal year ended March 31, 2006.
/s/ Price Waterhouse
Price Waterhouse
Hyderabad, India
January 12, 2007